                                                                       EXHIBIT 1

                                                                  EXECUTION COPY





                           HILTON HOTELS CORPORATION
                          Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                             DISTRIBUTION AGREEMENT



                                                                  August 9, 1994


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310

LEHMAN BROTHERS
Lehman Brothers Inc.
3 World Financial Center
American Express Tower
New York, New York  10285-1200

SMITH BARNEY INC.
1345 Avenue of the Americas
New York, New York 10105


Dear Sirs:

         Hilton Hotels Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers, Lehman Brothers Inc. (including its affiliate, Lehman Government Securities Inc.), and Smith Barney Inc. (each, an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes, Series B described herein (the "Notes"). The Notes are to be issued pursuant to an indenture dated as of July 1, 1988, as amended by the First Supplemental Indenture dated as of June 30, 1992, and the Agreement of Resignation, Appointment and Acceptance, dated as of April 15, 1994 (collectively, the "Indenture", which term as used herein includes any instrument approved by the Company establishing the form and terms of the Notes), among the Company, The Bank of New York Trust Company of California, as trustee (the "Trustee"), Morgan Guaranty Trust Company of New York, and The

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Bank of New York, as Security Registrar, Authenticating Agent and Paying Agent.
As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $200,000,000 aggregate principal amount (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign or composite currencies as the Company shall designate at the time of issuance) of Notes to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that, at the option of the Company, such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         This Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents), in which case the Agents will act as agents of the Company in soliciting Note purchases.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-35951) for the registration of senior debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.





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SECTION 1.  Appointment as Agents.

         (a) Appointment. Subject to the terms and conditions stated herein and to the reservation by the Company to sell Notes directly on its own behalf or to appoint other agents to act on its behalf or to assist the Company in the placement of the Notes (provided the Agents are promptly notified of any such appointment and that any such additional agent shall execute an agreement with the Company which contains substantially the same terms and conditions contained herein, including, but not limited to, the commission fee schedule set forth at Schedule A hereto), the Company hereby agrees that Notes will be sold exclusively to or through the Agents. Each Agent is authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Notes purchased by such Agent as principal for resale to others but is not authorized to appoint sub-agents. In connection with sales by the Agents of Notes purchased by any Agent as principal to other brokers or dealers, such Agent may allow any portion of the discount it has received in connection with such purchase from the Company to such brokers or dealers.

         (b) Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

         (c) Purchases as Principal. No Agent shall have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

         (d) Solicitations as Agents. If agreed upon by any Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Notes. Each Agent will communicate to the Company, orally, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject offers to purchase the Notes in whole or in part. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. No Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason.





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If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to each Agent any commission to which it would be entitled in connection with such sale.

         (e) Reliance. The Company and the Agents agree that any Notes purchased by the Agents shall be purchased, and any Notes the placement of which the Agents arrange shall be placed by the Agents, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  Representations and Warranties.

         (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to an Agent as principal or through an Agent as agent), as of the date of each delivery of Notes by the Company to the purchasers (whether to an Agent as principal or through an Agent as agent) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any date that the Registration Statement or the Prospectus shall be amended or supplemented by a filing with the Commission or there is filed with the Commission any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

                          (i) Due Incorporation and Qualification. Each of the Company and each of Hilton Gaming Corporation and Hilton Inns, Inc. (individually, a "Subsidiary" and collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares, is owned





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                 by the Company either directly or through wholly-owned
                 subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                          (ii) Registration Statement and Prospectus.  At the
                 time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder (the "1939 Act Regulations"). The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement or any Annual Report on Form 10-K is filed by the Company with the Commission and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Agent expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification of the Trustee under the 1939 Act filed as an exhibit to the Registration Statement (the "Form T-1").

                          (iii) Incorporated Documents.  The documents
                 incorporated by reference into the Prospectus, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.





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                          (iv) Accountants.  Arthur Andersen & Co., whose
                 report appears in the Company's most recent Annual Report on Form 10-K which is incorporated by reference in the Registration Statement and Prospectus, are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations.

                          (v) Financial Statements. The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified, subject to normally recurring changes to the unaudited financial statements, if any, included or incorporated therein, resulting from year-end audit adjustments; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

                          (vi) Authorization and Validity of this Agreement,
                 the Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles); the Indenture has been qualified under the 1939 Act; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor as provided in this Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles); the Notes and the Indenture will be substantially in





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                 the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; and each holder of Notes will be entitled to the benefits of the Indenture.

                          (vii) Material Changes or Material Transactions.
                 Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby (a) there has been no material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (b) there have been no material transactions entered into by the Company or either of its Subsidiaries, other than those in the ordinary course of business.

                          (viii) No Defaults. Neither the Company nor either of its Subsidiaries is in violation of its corporate charter or bylaws nor in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound, which violation or default is or would be material to the condition, financial or otherwise, the earnings, business affairs or business prospects, or properties of the Company and its subsidiaries considered as one enterprise; the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or either of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or either of its Subsidiaries is a party or by which it or either of them may be bound or to which any of the property or assets of the Company or either such Subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or either Subsidiary or any applicable law, administrative regulation or administrative or court order or decree.





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                          (ix) No Authorization, Approval or Consent Required.
                 No consent, approval, authorization, order or decree of any court or governmental agency or body is legally required for the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or in connection with the sale of Notes hereunder, except such as may be required under applicable state securities' ("Blue Sky") laws or as have been obtained or rendered, as the case may be.

                          (x) Legal Proceedings; Contracts. Except as may be set forth in the Registration Statement, there is no material action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or either of its Subsidiaries, that might result in any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement or the Indenture or any transaction contemplated hereby or thereby; and there are no contracts or documents which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations, or that were required to be filed by the 1934 Act or the 1934 Act Regulations as exhibits to any document incorporated by reference in the Prospectus, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the 1933 Act Regulations or the 1934 Act Regulations, as the case may be.

                          (xi) Licenses and Permits.  Each of the Company and
                 its Subsidiaries possess all such certificates, authorities, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business of the Company and its consolidated subsidiaries considered as one enterprise.

                          (xii) Cuba Disclosure.  The Company has complied
                 with, and is and will be in compliance with, the provisions of that certain Florida act relating to





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                 disclosure of doing business with Cuba, codified as Section
                 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act"), or is exempt therefrom.

         (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to any Agent or to counsel for the Agents in connection with an offering of Notes through one or more Agents as agent or the sale of Notes to one or more Agents as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.  Purchases as Principal; Solicitations as Agents.

         (a) Purchases as Principal. Unless otherwise agreed by the related Agent or Agents and the Company, Notes shall be purchased by the Agents as principal. Such purchases shall be made in accordance with terms agreed upon by the related Agent or Agents and the Company (which terms shall be agreed upon orally, with written confirmation prepared by the related Agent or Agents and mailed to the Company). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased as principal and may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by an Agent as principal, such Agent shall specify the requirements for the stand-off agreement, officers' certificate, opinion of counsel and comfort letter pursuant to Sections 4(k), 7(b), 7(c) and 7(d) hereof.

         (b) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and the related Agent or Agents, such Agent or Agents, as an agent or agents of the Company, will use reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

         The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company,





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the Agents will forthwith suspend solicitation of offers to purchase from the
Company until such time as the Company has advised the Agents that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto.

         (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and one or more Agents and set forth in a pricing supplement to the Prospectus to be prepared in connection with each sale of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Company and the Agents (the "Procedures"). The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement among the Company and the Agents. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

         (d) Delivery of Closing Documents. The documents required to be delivered by Section 5 hereof shall be delivered at the offices of Brown & Wood, 10900 Wilshire Boulevard, Los Angeles, California 90024 on the date hereof, or at such other time or place as the Agents and the Company may agree.

SECTION 4.  Covenants of the Company.

         The Company covenants with each Agent as follows:

         (a) Notice of Certain Events. The Company will notify the Agents immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Notes under state





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securities or Blue Sky laws or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.

         (b) Notice of Certain Proposed Filings. The Company will give the Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agent or counsel for the Agents shall reasonably object.

         (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as any Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

         (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of the Company or the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of the Company or the





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
reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes an Agent may then own as principal, and the Company will promptly amend or supplement the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

         (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (l) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall prior to the delivery of the Prospectus to any purchaser of the Notes purchasing after the date on which such financial information is released to the general public, by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for compliance, in all material respects, with the requirements of the 1933 Act or the 1933 Act Regulations.

         (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (l) of this Section, on the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall, prior to the delivery of the Prospectus to any purchaser of the Notes purchasing after the date on which such financial information is released to the general public, cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for compliance, in all material respects, with the requirements of the 1933 Act or the 1933 Act Regulations.





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         (h)  Earnings Statements.  The Company will make generally available to its security holders and to the Agents in each case as soon as practicable but in any event not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning after the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the purchase by such Agent of Notes hereunder.

         (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file timely all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. Such documents will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and to the extent such documents are incorporated by reference in the Prospectus, when read together with the other information in or incorporated by reference into the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (k) Stand-Off Agreement. If specified by an Agent in connection with a purchase by such Agent of Notes as principal, between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without such Agent's prior written consent, directly or indirectly, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes) which mature more than nine months from their settlement date or are otherwise substantially similar to the Notes.

         (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e),

(f) or (g) of this Section during any period from the time (i) the Agents shall have been notified to suspend solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or any Agent shall subsequently purchase Notes from the Company as principal.

         (m) Use of Proceeds. The Company will use the net proceeds received by it from the sale from time to time of Notes in the manner specified in the Prospectus under "Use of Proceeds."

         (n) Nevada Gaming Commission. The Company and the Agents acknowledge that sales of Notes hereunder require the approval of the Nevada Gaming Commission as reflected in an Order. The Company will notify the Agents promptly upon becoming aware that such Order may become ineffective. Upon five Business Day's prior written notice from the Company to the Agents stating that such an Order will not be effective for a period of time (which notice shall reference this Section of this Agreement), the Agents shall immediately cease the solicitation of offers to purchase Notes as agent or as principal. The Agents shall not resume such solicitations until they receive an officer's certificate from the Company certifying that an Order has been entered by the Nevada Gaming Commission and that as a result of such Order, the representation and warranty of the Company contained in Section 2(ix) hereof is true and correct as of the date of such officer's certificate.

SECTION 5.  Conditions of Obligations.

         The obligations of the Agents to purchase Notes as principal and to solicit offers to purchase the Notes as agents of the Company, and the obligations of any purchasers of the Notes sold through the Agents as agents, will be subject to the accuracy, as of the applicable Representation Date, of the representations and warranties on the part of the Company herein and to the accuracy in all material respects, as of the date made, of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance, in all material respects, by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

         (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and scope satisfactory to the Agents and counsel for the Agents:

                 (1) Opinion of General Counsel of the Company. The opinion of the General Counsel of the Company, to the effect that:

                          (i) each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so register or qualify would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Company and its consolidated subsidiaries taken as a whole;

                          (ii) all the outstanding shares of capital stock of each "significant subsidiary" (as defined in Regulation S-X promulgated by the Commission) have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of such significant subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                          (iii) the Indenture and the Notes conform in all material respects to the description thereof contained in the Prospectus;

                          (iv) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the 1939 Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Notes are in the form contemplated by the Indenture, have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Agents pursuant to this Agreement, the Notes will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity), entitled to the benefits of the Indenture;

                          (v) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries, of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, that is not described or filed as required; and the statements included or incorporated in the Prospectus describing the terms of the Notes and the provisions of the Indenture and describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                          (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                          (vii)  neither the Company nor either of the
                 Subsidiaries is in violation of any term or provision of
                 (A) any charter or bylaw, (B) to the best knowledge of such counsel, any franchise, license, permit, judgment, decree or order, or (C) any applicable statute, rule or regulation, which violation in any case referred to in clause (A), (B), or (C) above, is material to the financial condition, earnings, prospects, business or properties of the Company and its consolidated subsidiaries taken as a whole;

                          (viii)  no consent, approval, authorization or
                 order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein by the Company, except such as have been obtained under the 1933 Act, the 1939 Act and except such as may be required under the blue sky laws and any applicable gaming laws (and any applicable real estate syndication laws) of any jurisdiction in connection with the offer, issuance and sale of the Notes and such other approvals (specified in such opinion) as have been obtained;

                          (ix) to the best knowledge of such counsel, no default exists and no event has occurred that with notice, lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Company or the Subsidiaries are a party or by which any of them is bound, which default is or would be material to the financial condition, earnings, prospects, business or properties of the Company and its consolidated subsidiaries taken as a whole;

                          (x) neither the issue and sale of the Notes, the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or the Subsidiaries are a party or bound, or any order or regulation known to such counsel to be applicable to the Company or the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Subsidiary; and

                          (xi) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York and the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing, believed to be reliable and who are reasonably satisfactory to counsel for the Agents and upon whose opinion the Agents may also rely; (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                 (2) Opinion of Counsel for the Company. The opinion of Neal Gerber & Eisenberg, counsel for the Company, to the effect that:

                          (i) the Registration Statement and any amendments thereto have become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the respective rules thereunder;

                          (ii) each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (other than the financial statements, schedules and other financial and statistical data included or incorporated by reference therein and the Form T-1 filed with the Commission with respect thereto, as to which such counsel need express no opinion) complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations; and

                          (iii) the information contained in the Prospectus Supplement under the caption "Certain United States Federal Income Tax Considerations", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and fairly describes such legal matters.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois and the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing, believed to be reliable and who are reasonably satisfactory to counsel for the Agents and upon whose opinion the Agents may also rely; (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                 (3) Opinion of Nevada Counsel. The opinion of Lionel Sawyer & Collins, special Nevada counsel to the Company, to the effect that no consent, approval, authorization or order of any Nevada court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained and except such as may be required under Nevada State securities laws, and such other opinions in respect of the Company's operations and subsidiaries in the State of Nevada as may be reasonably be requested by the Agents, in form and scope reasonably satisfactory to the Agents and counsel to the Agents.

                 (4) Opinion of Counsel for the Agents. The opinion of Brown & Wood, counsel for the Agents, covering certain matters with respect to the Registration Statement and the Notes.

                 (5) In giving their opinions required by subsections (a)(2) and (a)(4), respectively, of this Section, Neal

         Gerber & Eisenberg and Brown & Wood shall each additionally state that nothing has come to such counsel's attention that lead them to believe that either (A) the Registration Statement (including the documents incorporated by reference therein) at the time such Registration Statement became effective (which, for the purposes of this paragraph, shall have the meaning set forth in Rule 158(c) of the 1933 Act Regulations), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus (including the documents incorporated by reference therein) as of the date of this Agreement (or, if the opinion is being given pursuant to Section 7(c) hereof as a result of the purchase of Notes by one or more Agents as principal, at the date of agreement by such Agents to purchase Notes as principal and at the Settlement Date with respect to such purchase) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express a view with respect to (i) the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus or (ii) with respect to the Registration Statement, the Form T-1.

         (b) Officers' Certificate. At the date hereof, the Agents shall have received a certificate of the President or Vice President and the chief financial officer or chief accounting officer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any agreement by an Agent to purchase Notes as principal, there has not been any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions required by this Agreement on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of such officers' knowledge, threatened by the Commission.

         (c) Comfort Letter. On the date hereof, the Agents shall have received a letter from Arthur Andersen & Co. dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

                          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

                          (ii) In their opinion, the consolidated financial statements and supporting schedule(s) of the Company and its subsidiaries examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

                          (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the consolidated capital stock or any increase in consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net current assets or net assets of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or the total or per-share amounts of net income of the Company and its subsidiaries, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company.

                          (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         (d) Other Documents. On the date hereof, counsel for the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agent party thereto, any applicable agreement by such Agent to purchase Notes as principal) may be terminated by any of the Agents (as to itself only) by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 11 hereof, the provisions relating to governing law set forth in Section 15 and the provisions set forth under "Parties" of Section 16 hereof shall remain in effect.

SECTION 6.  Delivery of and Payment for Notes Sold
                   through the Agents.

         Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the applicable Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by the applicable Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.  Additional Covenants of the Company.

         The Company covenants and agrees with the Agents that:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes (whether to any Agent as principal or through any Agent as agent), and each delivery of Notes to one or more of the Agents (whether to any Agent as principal or through any Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the Agent or Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agents shall otherwise specify), (iii) (if required in connection with the purchase of Notes by any Agent as principal) the Company sells Notes to one or more Agents as principal or (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agents as soon as possible a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents and to counsel for the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes or solely for the inclusion of additional financial information, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agent shall otherwise specify), (iii) (if required in connection with the purchase of Notes by the Agents as principal) the Company sells Notes to the Agents as principal or (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents written opinions of counsel to the Company satisfactory to the Agents, which counsel may include an employee of the Company, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and scope satisfactory to the Agents, of the same tenor as the opinions referred to in Sections 5(a)(1),(2),(3) and (5) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; or, in lieu of such opinions, counsel last furnishing such opinions to the Agents shall furnish the Agents with letters to the effect that the Agents may rely on such last opinions to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

         (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information, or (ii) (if required in connection with the purchase of Notes by any Agent as principal) the Company sells Notes to one or more Agents as principal, the Company shall cause Arthur Andersen & Co. to furnish the Agents a letter, dated the date of effectiveness of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

SECTION 8.  Indemnification.

         (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act as follows:

                          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                          (iii) against any and all reasonable expenses
                 whatsoever (including the reasonable fees and disbursements of counsel chosen by each Agent, subject to Section 8(c) below), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement or Prospectus (or any amendment or supplement thereto).

         (b) Indemnification of Company. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) General. Each indemnified party shall give prompt written notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (whether outside counsel or in-house counsel) (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 9.  Contribution.

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability bears to the total sales price from the sale of Notes sold to or through such Agent to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 10.  Payment of Expenses.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

         (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

         (b)  The preparation, filing and reproduction of this Agreement;

         (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

         (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent or Exchange Rate Agent;

         (e) The reasonable fees and disbursements of Brown & Wood incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

         (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of Brown & Wood as counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

         (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

         (h)  Any fees charged by rating agencies for the rating of the Notes;

         (i) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

         (j) Any advertising and other reasonable out-of-pocket expenses of the Agents incurred with the approval of the Company;

         (k) The cost of providing any CUSIP or other identification numbers for the Notes; and

         (l) The fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.

SECTION 11.  Representations, Warranties and Agreements
                    to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any controlling person thereof, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.  Termination.

         (a) Termination of this Agreement. This Agreement (excluding any agreement hereunder by any Agent to purchase Notes as principal) may be terminated for any reason, at any time by either the Company or the Agents upon the giving of 30 days' written notice of such termination to the other party hereto;

provided, however, that the termination of this Agreement by an Agent shall terminate this Agreement only between such Agent and the Company and the Company's notice of termination as to any one Agent shall terminate this Agreement only between itself and such Agent.

         (b) Termination of Agreement to Purchase Notes as Principal. An Agent may terminate any agreement hereunder by such Agent to purchase Notes as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal, New York or California authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable principal purchase shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the attention of the Agent or Agents party to such agreement any facts that would cause such Agent or Agents, as the case may be, to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

         (c) General. In the event of any such termination, no party will have any liability to any other party hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by such Agent as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 (subject to the provision of subsection 4(l)) and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 15 and 16 hereof shall remain in effect.

SECTION 13.  Default by an Agent Purchasing Notes as Principal.

         If any Agent or Agents purchasing Notes as principal hereunder shall fail to purchase and pay for any of the Notes agreed in such transaction to be purchased by such Agent or Agents, and such failure to purchase shall constitute a default in the performance of its or their obligations to purchase such Notes in such transaction, and

                          (i) if the aggregate principal amount of Notes which the defaulting Agent or Agents agreed but failed to purchase as principal does not exceed 10% of the aggregate principal amount of Notes agreed to be purchased in such transaction by all Agents, then the Company shall have the right to require each nondefaulting Agent to purchase at the applicable Settlement Date the aggregate principal amount of Notes which such Agent agreed to purchase as principal in such transaction, and, in addition, to require each nondefaulting Agent to purchase its pro rata proportion of the Notes (based on the aggregate principal amount of Notes such nondefaulting Agent agreed to purchase as principal in such transaction) originally agreed to be purchased by such defaulting Agent or Agents; but nothing herein shall relieve a defaulting Agent of its liability, if any, to the Company and any nondefaulting Agent for its default hereunder; or

                          (ii) if the aggregate principal amount of Notes which the defaulting Agent or Agents agreed but failed to purchase as principal exceeds 10% of the aggregate principal amount of Notes agreed to be purchased in such transaction by all Agents, or if the Company shall not exercise the right described in subsection (i) above to require nondefaulting Agents to purchase Notes of a defaulting Agent or Agents, the nondefaulting Agent or Agents shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes agreed by the Agents to be purchased as principal in such transaction, and if such nondefaulting Agent or Agents do not purchase all such Notes, the applicable agreement to purchase such Notes as principal shall terminate without liability to any nondefaulting Agent or the Company, except for the indemnity and contribution agreements in Sections 8 and 9 hereof and the expense provisions provided in Section 10 hereof; but nothing herein shall relieve a defaulting Agent of its liability, if any, to the Company and any nondefaulting Agent for its default hereunder.

         In the event of a default by any Agent as set forth in this Section, the Settlement Date with respect to such purchase of Notes as principal shall be postponed for such period, not exceeding seven days, as the lead nondefaulting Agent or, if no Agent is the lead nondefaulting Agent, the nondefaulting Agent or Agents, shall determine in order that the required changes in the Registration Statement and the Prospectus or Pricing Supplement or in any other document or arrangements may be effected.

SECTION 14.  Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

                 Hilton Hotels Corporation
                 9336 Civic Center Drive
                 Beverly Hills, California 90210
                 Attention:  Treasurer

         With copies to:

                 Hilton Hotels Corporation
                 9336 Civic Center Drive
                 Beverly Hills, California 90210
                 Attention:  General Counsel

                 Neal Gerber & Eisenberg
                 2 North LaSalle Street
                 Suite 2200
                 Chicago, Illinois  60602
                 Attention:  Charles E. Gerber, Esq.

         If to Merrill Lynch & Co.:

                 Merrill Lynch & Co.
                 Merrill Lynch, Pierce, Fenner & Smith
                                    Incorporated
                 North Tower - 10th Floor
                 World Financial Center
                 New York, New York  10281-1310
                 Attention:  MTN Product Management
                 Fax:  (212) 449-2234

         If to Lehman Brothers:

                 Lehman Brothers
                 Lehman Brothers, Inc.
                 3 World Financial Center
                 American Express Tower
                 New York, New York  10285-1200
                 Attention:  Roger Blissett
                 Fax:  (212) 619-7165

         If to Smith Barney Inc.:

                 Smith Barney Inc.
                 1345 Avenue of the Americas
                 New York, New York  10105
                 Attention:  William McDonald
                 Fax:  (212) 903-8996

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 14.

SECTION 15.  Governing Law; Forum.

         This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 16.  Parties.

         This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                                   Very truly yours,

                                                   HILTON HOTELS CORPORATION


                                             By:    /s/ Steve Krithis
                                                ------------------------------
                                                   Name:  Steve Krithis
                                                   Title: Vice President and
                                                       Corporate Comptroller

Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED



By:     /s/ Mathew Pendo
    ---------------------------------
         Name:  Mathew Pendo
         Title: Director


LEHMAN BROTHERS INC.



By:     /s/ Bart McDade
    ---------------------------------
         Name:  Bart McDade
         Title: Managing Director


SMITH BARNEY INC.


By:     /s/ William G. McDonald
    ---------------------------------
         Name:  William G. McDonald
         Title: Managing Director

                                                                       EXHIBIT A

         The following terms, if applicable, shall be agreed to by the Agents and the Company in connection with each sale of Notes:

         Principal Amount: $_______
                 (or principal amount of foreign currency)

         Interest Rate:
                 If Fixed Rate Note, Interest Rate:

                 If Floating Rate Note:
                    Interest Rate Basis:
                    Initial Interest Rate:
                    Spread or Spread Multiplier, if any:
                    Interest Reset Date(s):
                    Interest Payment Date(s):
                    Index Maturity:
                    Maximum Interest Rate, if any:
                    Minimum Interest Rate, if any:
                    Interest Reset Period:
                    Interest Payment Period:
                    Calculation Agent:
                    Other Terms:

         If Redeemable:
           Initial Redemption Date:
           Initial Redemption Percentage:
           Annual Redemption Percentage Reduction:
         If Repayable:
           Optional Repayment Date(s):

         Date of Maturity:
         Purchase Price:  ___%
         Settlement Date and Time:
         Currency of Denomination:
         Denominations (if currency is other than U.S. dollar):
         Currency of Payment:
         Additional Terms:

Also, in connection with the purchase of Notes by an Agent as principal, agreement as to whether the following will be required:

         Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement.
         Legal Opinions pursuant to Section 7(c) of the Distribution Agreement. Comfort Letter pursuant to Section 7(d) of the Distribution Agreement. Stand-off Agreement pursuant to Section 4(k) of the Distribution
Agreement.

                                   SCHEDULE A

         As compensation for the services of the Agents hereunder, the Company shall pay the related Agent, on a discount basis, a commission for the sale of each Note by such Agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                             PERCENT OF
MATURITY RANGES                           PRINCIPAL AMOUNT
- - ---------------                           ----------------
From 9 months to less than 1 year . . .         .125%

From 1 year to less than 18 months  . .         .150%

From 18 months to less than 2 years . .         .200%

From 2 years to less than 3 years . . .         .250%

From 3 years to less than 4 years . . .         .350%

From 4 years to less than 5 years . . .         .450%

From 5 years to less than 6 years . . .         .500%

From 6 years to less than 7 years . . .         .550%

From 7 years to less than 10 years  . .         .600%

From 10 years to less than 15 years . .         .625%

From 15 years to less than 20 years . .         .700%

From 20 years to 30 years . . . . . . .         .750%

More than 30 years  . . . . . . . . . .      As agreed to by the Company and the applicable
                                             Agent at the related time of sale.